Exhibit 5.1(a)

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

October 26, 2006	FILE NO: 29387.000029

Board of Directors

Olin Corporation

190 Carondelet Plaza, Suite 1530

Clayton, MO 63105-3443

Olin Corporation

Registration Statement on Form S-4 for Exchange of Outstanding

6.75% Senior Notes due 2016 for 6.75% Senior Notes due 2016

to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as special Virginia counsel to Olin Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) by the Company on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register $124,983,000 aggregate principal amount of 6.75% Senior Notes due 2016 (the “Exchange Notes”) to be issued by the Company in exchange (the “Exchange Offer”) for an equal aggregate principal amount of unregistered 6.75% Senior Notes due 2016 (the “Old Notes”) issued on July 28, 2006 in reliance on an exemption from registration under the Securities Act for offers and sales of securities not involving public offerings. The New Notes will be issued pursuant to the terms of the Indenture, dated as of June 26, 2006, between the Company and JPMorgan Chase Bank, N.A., as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 28, 2006, between the Company and the Trustee. The terms of the Exchange Offer are described in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of their officers and of public officials as we have deemed necessary.

Board of Directors

October 26, 2006

Page -2-

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals and (iii) the due authorization, execution and delivery of all documents by all parties, the validity and binding effect thereof and the enforceability of the parties’ obligations thereunder (other than the due authorization, execution and delivery of all documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

We are members of the bar of the Commonwealth of Virginia and in this opinion do not purport to express legal conclusions based upon the laws of any state or jurisdiction other than the laws of the Commonwealth of Virginia. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Exchange Notes have been duly authorized by the Company.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. Cravath, Swaine & Moore LLP, special counsel to the Company in connection with the Exchange Offer, may rely upon this opinion for the purposes of its opinion, a copy of which has been delivered to you today and is also being filed as an exhibit to the Registration Statement.

Very truly yours,

/s/ Hunton & Williams LLP